Exhibit 99.(c)(3)
CONFIDENTIAL Presentation to Update on Project Ferdinand and Preliminary Valuation Discussion Materials December 14, 2022

1 CONFIDENTIAL Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors and senior management of Focus Financial Partners (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. 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2 CONFIDENTIAL Table of Contents I. Project Ferdinand Process Update II. Update of Ferdinand’s Trading Levels and Valuation III. Review of Ferdinand Projections IV. Preliminary Valuation Analyses V. M&A Update and Sponsor Market Considerations VI. Financial Sponsor Interest Appendix A: Valuation Analyses Back-up Materials Appendix B: Transaction Process Materials Appendix C: Additional Materials

CONFIDENTIAL I. Project Ferdinand Process Update

Project Ferdinand Timeline / Events Update

INVESTMENT BANKING DIVISION

CONFIDENTIAL

Date	Description of Events
30-Jun-2022	■ Ferdinand Board of Directors discuss illustrative analyses regarding a hypothetical take-private transaction and potentially interested financial sponsors
July / August 2022	■ Meetings between Ferdinand ("Ferdinand" or the "Company") senior management and [***] CD&R, [***] , and [***] (no indication to sponsors of a potential process)
14-Sep-2022	■ CD&R (the "Buyer") approaches Ferdinand with an interest in taking Ferdinand private and submits a non-binding indication of interest ■ The Board verbally engages Goldman Sachs & Co. LLC ("Goldman Sachs") as a financial advisor to help review and assess the proposal
21-Sep-2022	■ Board meeting to discuss the indication of interest and determine next steps ■ Board agrees to give Buyer a due diligence period so Buyer and Buyer's consultants can assess Ferdinand's business
30-Sep-2022	■ Buyer provided access to data room to review initial due diligence information
06-Oct-2022	■ Full-day, in-person management meeting between Buyer and Ferdinand held at Goldman Sachs office
17-Oct-2022 to 20-Oct-2022	■ Subsequent in-person and Zoom due diligence meetings held
03-Nov-2022	■ Ferdinand releases Q3'22 SEC filings and holds earnings conference call ■ Stock up ~14% since earnings release
09-Nov-2022	■ Receive oral update from CD&R indicating $45 per share
10-Nov-2022	■ Board meeting to discuss process updates and next steps
16-Nov-2022	■ Special Committee meeting to discuss update and next steps
23-Nov-2022	■ Special Committee meeting to discuss valuation and other topics
01-Dec-2022	■ Receive revised indication of interest letter from CD&R at $47.50 per share with accompanying exclusivity agreement
10-Dec-2022	■ Receive revised indication of interest letter from CD&R at $50 per share with accompanying exclusivity agreement

Note: Market data as of 12-Dec-20222.

"[***]" indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The information has been submitted separately with the Securities and Exchange Commission.

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5 CONFIDENTIAL Summary of CD&R’s Updated Proposal As of 10-Dec-2022 Key Terms Purchase Price / Consideration ◼ Cash consideration of $50.00 per share for 100% of the Company’s fully diluted shares (assumes 85.1mm shares) — Offer represents ~43% premium to the Company’s three-month volume weighted average price — Assumes that CD&R will cash out vested equity awards at the proposed transaction price (net of any applicable strike prices) and unvested equity awards will be converted into cash awards that remain subject to vesting Financing ◼ Offer assumes that all of the Company’s debt would remain outstanding ◼ The equity portion would be funded through CD&R Fund XII Limited Partnership Approvals & Timing ◼ The proposal has been fully approved by the CD&R investment committee and is not subject to any further approvals ◼ CD&R is prepared to proceed immediately to conclude due diligence, which they anticipate can be completed over a four-week period. CD&R anticipates being in a position to execute definitive transaction documents before January 6th, 2023 Due Diligence Requirements ◼ Key areas of due diligence include: — Access to management of key partner firms for commercial and financial diligence — Demographic data for principals at key partner firms and review of succession planning — Review of latest 2023 forecasts, including anticipated Q4 cash and debt balances — Regulatory, compliance, and cybersecurity review — Customary legal, HR, benefits and tax diligence — Confirmation that the Company’s agreements do not require affirmative consents from clients in connection with the proposed transaction (i.e., they are structured as “negative consents”) Exclusivity ◼ Exclusivity was requested with an anticipated expiration of the exclusivity agreement on January 6th, 2023 ◼ A draft exclusivity agreement was included with the delivery of the proposal Management & Equity Arrangements ◼ CD&R anticipates further discussing management agreements and management’s rollover of its existing equity stake Advisors ◼ Financial and Legal Counsel: Moelis and Kirkland & Ellis, respectively ◼ Quality of Earnings and Technology: PwC and EY Parthenon, respectively ◼ Business Due Diligence: McKinsey

6 CONFIDENTIAL Ferdinand – Key Considerations Pros ◼ Achieve cash premium at time where market, macro and geopolitical risks are heightened — 43% premium to 90-day weighted average share price ◼ Eliminates downside risk and risk of fully achieving business plan / process ◼ Focus has struggled to achieve desired valuations as public company — Go-forward business plan is generally consistent with historical plan ◼ Opportunity to more significantly transform the business as a private company than may be feasible in the public markets — Private ownership allows for more flexible capital structure and greater ability to restructure business / shift strategy as a private company ◼ CD&R is a well-respected and credible buyer — Very few other bidders have emerged historically Cons ◼ Elimination of future upside (and downside) in the business for most shareholders ◼ Value of CD&R’s $50 per share offer relative to view of intrinsic / standalone value — Value assumes debt capital structure can remain in-place / Stone Point continues to be large equity holder — Can value be increased beyond $50 per share? ◼ Challenging debt and overall markets may increase execution risk and impact valuation today – wait for better market? Note: Market data as of 12-Dec-2022.

CONFIDENTIAL II. Update of Ferdinand’s Trading Levels and Valuation

8 CONFIDENTIAL Ferdinand Stock Price Performance Since IPO Source: Bloomberg, Capital IQ and IBES market data as of 12-Dec-2022. 1 Since 14-Sep-2022. 0 1,000 2,000 3,000 4,000 5,000 6,000 $ 0.00 $ 10.00 $ 20.00 $ 30.00 $ 40.00 $ 50.00 $ 60.00 $ 70.00 $ 80.00 Jul-2018 Apr-2019 Jan-2020 Oct-2020 Jun-2021 Mar-2022 Dec-2022 Volume (000) Price per Share Volume Ferdinand IPO Price: $ 33.00 All Time High: 18-Nov-21 $68.21 Current Price: $37.59 All Time Low: 18-Mar-20 $13.88 CD&R Updated Offer $50.00 Current Market Statistics Market Cap (mm) $ 3,107 Enterprise Value (mm) 5,714 Price / Earnings: 2022E 8.7 x 2023E 8.7 x Enterprise Value / EBITDA: 2022E 11.0 x 2023E 10.1 x Weighted-Avg Price 30 Days $ 37.90 90 Days 34.98 1 Year 42.06 Since CD&R Original Offer1 34.81

9 CONFIDENTIAL 30% 100% 170% 240% 310% Jul-2018 Apr-2019 Jan-2020 Oct-2020 Jun-2021 Mar-2022 Dec-2022 Indexed Price Ferdinand Brokerage / Wealth¹ Tech-Enabled Wealth² Traditional Asset Managers³ Insurance Brokerage⁴ S&P 500 92.6% 92.5% 40.6% 15.7% 13.9% 0.9 % Performance (%) YTD 1Y 3Y Since Last Follow-On⁵ Since IPO⁶ Ferdinand (37.1)% (41.9)% 33.3% (38.4)% 13.9 % Brokerage / Wealth¹ 14.3 15.6 81.9 15.1 92.6 Tech-Enabled Wealth² (16.1) (14.2) (13.2) (17.5) 0.9 Traditional Asset Managers³ (24.7) (25.0) 16.3 (23.6) 15.7 Insurance Brokerage⁴ (21.7) (20.4) 47.1 (20.5) 92.5 S&P 500 (16.3) (15.3) 25.9 (15.3) 40.6 Source: Bloomberg as of 12-Dec-2022. Notes: ¹Brokerage / Wealth includes AMP, LPLA, RJF, SF, BCOR. ²Tech-Enabled Wealth includes ENV, AMK. 3 Traditional Asset Managers includes APAM, AMG, VCTR, VRTS, BLK, TROW, BEN, AB, IVZ, JHG, FHI, CNS, CIXX, PZN, WETF, BSIG, WHG. 4 Insurance Brokerage includes MMC, AON, WTW, AJG, BRO, RYAN.K, BRP, GSHD, TIG. 5 Since 15-Dec-2021. 6 Since 26-Jul-2018. Relative Stock Price Performance Since IPO

10 CONFIDENTIAL 7x 10x 13x 16x Dec-2018 Dec-2019 Dec-2020 Dec-2021 Dec-2022 9.4 x 8.8 x 11.4 x 10.0 x 9.5 x Ferdinand’s Valuation Multiples Since IPO EV / EBITDA (NTM) P / E (NTM) Source: Bloomberg, Thomson Reuters, Capital IQ, Wall Street Research. Market data as of 12-Dec-2022. COVID Trough COVID Trough Implied Multiple: Updated CD&R Offer Average since IPO Next Twelve Months Multiples 1 Year Average 6 Month Average 11.3 x 10.5 x 5x 10x 15x 20x Dec-2018 Dec-2019 Dec-2020 Dec-2021 Dec-2022 8.9 x 8.9 x 7.8 x NTM Current 6 Month 1 Year 3 Year Since IPO 6 Month 1 Year 3 Year Since IPO EV / EBITDA 9.5 x 8.8 x 9.4 x 11.1 x 11.4 x 8.5% 1.3% (14.0)% (16.3)% Price / Earnings 8.9 7.8 8.9 10.8 11.3 13.0 (0.1) (17.7) (21.7) Average Current vs. Average

11 CONFIDENTIAL 60% 91% 91% 100% 100% 100% 90% 40% 9% 9% 10% $0.0 $20.0 $40.0 $60.0 $80.0 0% 20% 40% 60% 80% 100% Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 Current Buy Hold Sell Price (USD) Median Target Price (USD) $ 46.00 $ 37.59 10 11 11 10 8 9 10 Price Target Methodology Rating / Price Target Rating / Price Target Date Key Commentary ◼ 10x 2024E EPS of $5.40 ◼ Buy ◼ $54.00 ◼ 3-Nov-22 ◼ EBITDA trends are more defensive than markets appreciate ◼ Two-year forward P/E based on 12 comparable stocks ◼ Outperform ◼ $57.00 ◼ 4-Nov-22 ◼ Market is revenue headwind, but expense base, recurring fee-based revenues, and earnings preference offer downside protection ◼ 10x Q5-Q8 P/E ◼ Buy ◼ $44.00 ◼ 3-Nov-22 ◼ Pace of deal activity remains relatively active despite market volatility ◼ 10-14x 2022E EPS ◼ Buy ◼ $46.00 ◼ 3-Nov-22 ◼ Operating beat; year-over-year organic revenue growth +3.4% ◼ 9.5x 2024E EPS ◼ Outperform ◼ $46.00 ◼ 3-Nov-22 ◼ Overall good quarter driven by higher revenues & EBITDA margin ◼ Lowering estimates on weaker guidance ◼ 9.5x 2023E Adj. EPS of $4.06 (adding back non-cash equity comp) ◼ Underweight ◼ $36.00 ◼ 4-Nov-22 ◼ Weaker than expected Q4 guidance ◼ Net leverage is rising, but RIA target multiples are softening ◼ 9.0x 2024E EPS of $4.99 ◼ Outperform ◼ $45.00 ◼ 3-Nov-22 ◼ Business resilience despite challenging market backdrop ◼ Consolidation not deterred by market ◼ 10.0x NTM2 EPS of $4.07 supplemented by DCF analysis ◼ Outperform ◼ $41.00 ◼ 3-Nov-22 ◼ Market headwinds lead to margin pressure ◼ Still active on the M&A front despite leverage constraints ◼ 10x CY23 EPS of $4.65 ◼ Outperform ◼ $46.00 ◼ 3-Nov-22 ◼ Better than expected Q3 results despite market volatility ◼ M&A pipeline seems solid Median $46.00 Research Analyst Perspectives Overview of Analyst Commentary and Ratings Analyst Recommendations and Target Price1 Source: Selected analyst research. Market data as of 12-Dec-2022 1 Includes undisclosed analysts. # of Analysts

12 CONFIDENTIAL Note: Ownership based on Class A common stock outstanding. ¹ Quarter of the investors most recent position initiation in the security. Resets whenever the investor sells out completely. ² Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases from Q1 '05 - Q4 '22. ³ Based on share price at market close on 12-Dc-2022. 4 Stone Point Capital’s total current ownership of Ferdinand is ~22%. 5 Weighted by number of shares held in Q4 '22. Top 25 Owners of Ferdinand Institution Country AUM ($bn) Position Entry Date1 Last Report Date Cost Basis2 Unrealized Gain3 % OS Shares (mm) Q3 '22 Q2 '22 Q1 '22 Q4 '21 Q3 '21 Q2 '21 Q1 '21 Stone Point Capital LLC⁴ United States 11.9% 7.8 7.8 7.8 7.8 7.8 7.8 7.8 7.8 Wasatch Global Investors Inc United States $ 19.0 Q2 '21 30-Sep-2022 $ 51.12 (26.5) 11.7 7.6 7.6 6.9 6.1 6.2 3.3 3.3 Capital World United States 538.3 Q4 '18 30-Sep-2022 43.26 (13.1) 8.3 5.5 5.5 5.5 5.5 5.5 4.0 4.0 2.5 Vanguard United States 4,577.2 Q3 '18 30-Sep-2022 42.16 (10.8) 7.5 4.9 4.9 4.9 4.8 4.4 4.2 4.5 3.2 JP Morgan Asset Management United States 457.2 Q3 '18 30-Sep-2022 32.80 14.6 7.1 4.6 4.6 4.7 4.5 4.2 4.5 4.8 4.6 BlackRock Institutional Trust Co. United States 2,729.7 Q3 '18 30-Sep-2022 41.10 (8.5) 5.0 3.3 3.3 3.3 3.5 3.3 3.2 2.9 2.5 Darlington Partners Capital Management, L.P. United States 1.4 Q4 '21 30-Sep-2022 55.65 (32.5) 3.9 2.5 2.5 2.2 1.9 1.9 MFS Investment Mgmt. United States 396.3 Q3 '20 30-Sep-2022 39.14 (4.0) 3.4 2.2 2.2 2.0 1.0 1.0 1.5 1.5 1.5 Macquarie Investment Management United States 98.1 Q3 '18 30-Sep-2022 39.94 (5.9) 2.8 1.8 1.8 1.0 0.5 0.5 0.5 0.5 0.1 Principal Global Investors (Equity) United States 154.7 Q4 '20 30-Sep-2022 45.02 (16.5) 2.7 1.8 1.8 1.7 1.3 1.1 1.1 1.1 0.7 TimesSquare Capital Management, LLC United States 8.6 Q3 '18 30-Sep-2022 38.22 (1.6) 1.8 1.2 1.2 1.4 1.2 1.3 0.9 0.9 1.0 State Street Global Advisors (US) United States 1,848.3 Q3 '18 30-Sep-2022 43.09 (12.8) 1.8 1.2 1.2 1.2 1.2 1.2 1.1 1.0 0.7 Geode Capital Management, L.L.C. United States 873.0 Q3 '18 30-Sep-2022 42.18 (10.9) 1.6 1.0 1.0 1.0 1.0 1.1 1.1 0.9 0.7 WCM Investment Management United States 51.3 Q4 '19 30-Sep-2022 31.80 18.2 1.6 1.0 1.0 1.0 1.0 0.9 1.0 1.0 0.9 Swedbank Robur Fonder AB Sweden 97.5 Q4 '20 31-Oct-2022 43.42 (13.4) 1.4 0.9 0.9 0.9 0.8 0.7 0.9 0.8 0.8 Loomis, Sayles & Co. United States 57.6 Q3 '20 30-Sep-2022 35.88 4.8 1.3 0.9 0.9 0.9 0.9 0.9 0.9 0.9 1.0 Invesco Advisers, Inc. United States 256.1 Q3 '18 30-Sep-2022 40.12 (6.3) 1.3 0.8 0.8 0.7 0.8 0.9 1.0 1.0 0.8 Fidelity Management & Research Company LLC United States 1,154.0 Q4 '20 30-Sep-2022 45.14 (16.7) 1.2 0.8 0.8 0.8 0.7 0.8 0.6 0.6 0.5 Janus Henderson Investors England 200.0 Q3 '18 30-Sep-2022 48.74 (22.9) 1.2 0.8 0.8 0.8 0.7 0.7 0.5 0.6 0.5 Victory Capital Management Inc. United States 104.4 Q3 '19 30-Sep-2022 50.75 (25.9) 1.1 0.7 0.7 1.1 1.6 1.3 1.7 0.5 0.6 Columbia Threadneedle (US) United States 281.4 Q1 '20 30-Sep-2022 38.95 (3.5) 1.0 0.7 0.7 0.6 0.7 0.6 0.6 0.5 0.4 Soros Fund Management, L.L.C. United States 3.9 Q1 '20 30-Sep-2022 32.57 15.4 0.9 0.6 0.6 0.6 0.6 0.6 0.8 0.8 0.7 Northern Trust Investments, Inc. United States 311.7 Q3 '18 30-Sep-2022 40.14 (6.4) 0.7 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.4 Charles Schwab Investment Management, Inc. United States 385.4 Q3 '18 30-Sep-2022 41.95 (10.4) 0.7 0.5 0.5 0.4 0.4 0.4 0.4 0.3 0.3 Voya Investment Management LLC United States 82.9 Q3 '18 30-Sep-2022 48.97 (23.2) 0.7 0.5 0.5 0.5 0.6 0.3 0.5 0.5 0.0 Total 82.7% 54.1 54.0 52.3 49.6 48.1 42.7 41.2 32.0 Median $ 42.16 (10.6)% Weighted Average⁵ $ 36.89 (9.3)% Q4 '22 Historical Positions (Shares in mm)

CONFIDENTIAL III. Review of Ferdinand Projections

Goldman Sachs
INVESTMENT BANKING DIVISION

Key Projection Assumptions

Ferdinand Management Projections – Received 15-Nov-2022

CONFIDENTIAL

	Ferdinand Management
Revenue	■ Market related revenue growth: — Net flows (true organic growth) of 4% in 2023 and onward — S&P 500 ends 2022 at 3,900 (currently 3,991), then grows at 5% in 2023E and 7% thereafter — Fixed income, alternatives, and other investments grow at 4% ■ RIA non-market-correlated revenues grow 5% per year throughout forecast years ■ Business managers' services grow 7% per year throughout forecast years ■ $15mm annual performance fee revenue from 2024E onwards
Expenses	■ 3% expense growth for 2023 and future periods ■ 2023E HoldCo compensation and SG&A flat to 2022, ~4.5% of revenue for other periods ■ Management fees automatically adjust with profitability of respective partner firms via contractual base and target earnings
M&A	■ Moderate M&A in Q2-Q3'23 and ~$1.5bn target capital deployment (including deferred) from 2024E onwards ■ Blended acquisition multiples of 11.0x for M&A, with a reduction by 1x in 2023E and 2024E ■ 90% of new partner firms and 100% of mergers/Connectus paid in cash ■ For Q2-Q3'23, upfront cash multiple of 4.25x, with remainder paid in deferred installments ■ 50% of future EBITDA acquired from new partners, 25% from mergers, and 25% from Connectus ■ 90% of purchase consideration creates incremental tax shield
Capitalization	■ Leverage — Refinance in Q4'22 of Term Loan and Revolver with upsize of ~$400mm — Incremental $750mm Term Loan raises in various quarters in outer projection years ■ No future UpC exchanges / TRAs / stock option exercises

Source: Ferdinand Management and Ferdinand public filings Note: Market data as of 12-Dec-2022.

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15 CONFIDENTIAL Summary of Ferdinand Projections (1/3) Received 15-Nov-2022 - ($ in millions) Source: Ferdinand Management projections, received 15-Nov-2022. 1 Includes both cash and equity upfront purchase consideration. 2 Total Net Debt / LTM Proforma Adj. EBITDA. Revenue Acquired Adjusted EBITDA (M&A) $ 68 $ 47 $ 106 $ 49 $ 91 $ 138 $ 130 $ 135 $ 138 $ 519 $ 358 $ 1,034 $ 499 $ 592 $ 1,238 $ 1,300 $ 1,350 $ 1,375 $(900) $(400) $ 100 $ 600 $ 1,100 $ 1,600 $ 2,100 $ 2,600 $ 0 $ 50 $ 100 $ 150 $ 200 $ 250 $ 300 $ 350 $ 400 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Total Upfront Capital Deployed1 YoY Growth 33.8% 11.7% 32.1% 17.8% 14.0% 22.9% 22.8% 20.7% 19.0 % Year End Net Leverage2 4.00 x 3.89 x 3.85 x 4.35 x 4.01 x 4.26 x 4.21 x 3.87 x 3.45 x ’23E-’27E Total Acquired Adj. EBITDA $ 631 Total Upfront Capital Deployed1 $ 5,854 $ 1,218 $ 1,361 $ 1,798 $ 2,119 $ 2,415 $ 2,967 $ 3,644 $ 4,397 $ 5,232 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E

16 CONFIDENTIAL Summary of Ferdinand Projections (2/3) Received 15-Nov-2022 - ($ in millions) Source: Ferdinand Management projections, received 15-Nov-2022. Adjusted EBITDA Adjusted EBITDA Margin 22.1% 23.6% 25.1% 24.7% 25.4% 26.2% 27.8% 29.1% 30.2% 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E YoY Growth 32.7% 19.2% 40.3% 15.8% 17.5% 26.7% 30.1% 26.3% 23.4 % YoY Change (bps) - 18 + 149 + 146 - 43 + 77 + 79 + 156 + 131 + 108 $ 270 $ 322 $ 451 $ 523 $ 614 $ 778 $ 1,013 $ 1,279 $ 1,579 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E

17 CONFIDENTIAL $ 1.96 $ 2.46 $ 3.36 $ 3.54 $ 3.45 $ 4.03 $ 5.33 $ 7.17 $ 9.17 $ 0.42 $ 0.47 $ 0.56 $ 0.77 $ 0.82 $ 0.96 $ 1.15 $ 1.35 $ 1.55 $ 2.38 $ 2.93 $ 3.92 $ 4.31 $ 4.27 $ 4.99 $ 6.48 $ 8.52 $ 10.72 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E $ 147 $ 196 $ 279 $ 296 $ 297 $ 362 $ 497 $ 688 $ 897 $ 32 $ 37 $ 47 $ 64 $ 71 $ 86 $ 107 $ 129 $ 152 $ 179 $ 233 $ 325 $ 360 $ 367 $ 449 $ 604 $ 817 $ 1,049 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Summary of Ferdinand Projections (3/3) Received 15-Nov-2022 - ($ in millions, except per share) Adjusted Net Income Adjusted EPS Source: Ferdinand Management projections, received 15-Nov-2022. 1 Represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Tax Adjustments Per Share1 Adjusted Net Income Excluding Tax Adjustments Per Share Tax Adjustments1 Adjusted Net Income Excl. Tax Adjustments YoY Growth 42.5% 30.4% 39.8% 10.7% 1.9% 22.2% 34.7% 35.2% 28.3 % YoY Growth 36.8% 23.1% 33.8% 9.9% (0.9)% 16.9% 29.9% 31.5% 25.8%

Goldman Sachs

Observations on Projections

Ferdinand Management – Received 15-Nov-2022

INVESTMENT BANKING DIVISION

CONFIDENTIAL

Overall	■ Overall robust growth assumptions ■ Revenue grows at 21.3% CAGR, EBITDA and EPS grow at >25% CAGRS for 2023E-2027E — Faster than historical growth across all key metrics despite much larger company / base ■ ~$6bn of M&A during projection period; limited valuation arbitrage at current / projected multiples ■ Almost 500 bps projected margin expansion; ~250 bps over prior four years ■ EPS in 2023E / 2024E slightly below Street consensus; other metrics above Street consensus
Market Sensitive Revenue	■ Projections imply ~7% average market return in the S&P 500 from year end 2022 to year end at 2027 ■ Organic growth of 4% annually; higher than CD&R's view of "true organic growth" for Focus
Capital Deployment[1]	■ Following a moderate increase in 2023E, upfront capital deployment for M&A accelerates to $1,300mm in 2025E and continues slight increases to $1,375mm in 2027 — Forecast assumes a slowdown in M&A through Q3 2023, with a significant ramp in Q4 as dela backlog drives an acceleration in pipeline realization ■ Forecast represents a 26% and 33% increase, respectively, from prior peak year (2021) ■ Nearly $6bn in upfront capital deployed over 5-year forecast vs. ~$3bn in the 5 years since being public (2018-2022)
Adjusted EBITDA Margin	■ Adjusted EBITDA margins expand to ~30% by 2027E vs. ~25% currently and ~22% in 2019

Source: Ferdinand Management and Ferdinand public filings. [1] Includes both cash and equity purchase consideration.

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CONFIDENTIAL IV. Preliminary Valuation Analyses

Goldman Sachs

Summary of Financial Analyses

INVESTMENT BANKING DIVISION

CONFIDENTIAL

	Financial Analyses	Illustrative Price per Share[1] (Low)	Illustrative Price per Share[1] (High)	Comments
Illustrative Valuation Base Case Assumptions	1 Discounted Cash Flow	$ 41.69	$ 63.96	■ 4-year DCF, cash flow discounted back to 30-Sep-2022 ■ Low: 11.25% WACC, 8.0x Terminal NTM (2027E) P/E ■ High: 9.00% WACC, 10.0x Terminal NTM (2027E) P/E
	2 Present Value of Future Share Price	$ 34.60	$ 56.10	■ Multiple range of 8.0x-10.0x NTM P/E using 2024-2026E EPS ■ 13.6% cost of equity
	3 Historical M&A Premia Analysis	$41.39	$56.90	■ Premium range of 10%-51% based on range of 25th-75th percentile of 1-day premia for precedent transactions. All-cash transactions of U.S.-based targets $3-$8bn in transaction value over 2018-2022 YTD
For Reference	52-Week Trading Range	$ 30.65	$ 62.46	■ High: 13-Dec-2021 ■ Low: 20-Oct-2022
	Analyst Price Targets	$ 36.00	$ 57.00	■ High: BMO (4-Nov-2022) ■ Low: Morgan Stanley (4-Nov-2022)
	Public Company Trading	$38.43	$66.19	■ Low: 9.0x 2023E P/E ■ High: 15.5x 2023E P/E ■ Based on range of 2023E P/E multiples for selected wealth management peers[2]

Current Share Price: $37.59 | Updated CD&R Offer: $50.00

Source: Bloomberg, IBES, CapIQ, public filings, Ferdinand Management projections. Market data as of 12-Dec-2022. [1]Includes value of tax adjustments, which represent the tax benefits associated with deductions allowed for tax amortization of intangible assets based on a pro forma 27% income tax rate. [2]Selected wealth management peers include SCHW, LPLA, AMP, RJF, AMK, SF, BCOR.

20

21 CONFIDENTIAL Discounted Cash Flow Analysis Base Case ($ in millions) Source: Ferdinand Management, received 15-Nov-2022. Note: Capital deployment includes earnouts, Mid-year discounting used. 1Tax adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. 1 Implied Enterprise Value (incl. Tax Adjustments) Implied Equity Value Per Share (incl. Tax Adjustments) Implied Enterprise Value Attributable to Tax Adjustments1 Implied Equity Value Per Share Attributable to Tax Adjustments1 7,220.2 x 8.0 x 8.5 x 9.0 x 9.5 x 10.0 x 9.000% $ 7,044 $ 7,334 $ 7,624 $ 7,915 $ 8,205 10.125% 6,664 6,942 7,220 7,498 7,776 11.250% 6,310 6,576 6,842 7,108 7,375 Terminal P/E Multiple (NTM) WACC 1,033.8 x 8.0 x 8.5 x 9.0 x 9.5 x 10.0 x 9.000% $ 1,112 $ 1,112 $ 1,112 $ 1,112 $ 1,112 10.125% 1,034 1,034 1,034 1,034 1,034 11.250% 963 963 963 963 963 Terminal P/E Multiple (NTM) WACC 52.4 x 8.0 x 8.5 x 9.0 x 9.5 x 10.0 x 9.000% $ 50.31 $ 53.73 $ 57.14 $ 60.55 $ 63.96 10.125% 45.85 49.12 52.39 55.66 58.92 11.250% 41.69 44.82 47.94 51.07 54.20 Terminal P/E Multiple (NTM) WACC 12.2 x 8.0 x 8.5 x 9.0 x 9.5 x 10.0 x 9.000% $ 13.08 $ 13.08 $ 13.08 $ 13.08 $ 13.08 10.125% 12.15 12.15 12.15 12.15 12.15 11.250% 11.32 11.32 11.32 11.32 11.32 Terminal P/E Multiple (NTM) WACC

22 CONFIDENTIAL Discounted Cash Flow Analysis - Sensitivities ($ in millions) Source: Ferdinand Management, received 15-Nov-2022. Note: Upfront capital deployment excludes deferred consideration / earnouts. 1 M&A Capital Deployed + Multiples Paid Sensitivity Organic Growth + EBITDA Margin Sensitivity Base Case Assumptions Assumptions ◼ Exit NTM (‘27E) P/E Multiple: 9.0x ◼ Discount Rate: 10.125% Assumptions ◼ Exit NTM (‘27E) P/E Multiple: 9.0x ◼ Discount Rate: 10.125% 50% 75% 100% 125% 2027E Upfront Capital Deployed $ 688 $ 1,031 $ 1,375 $ 1,719 Aggregate '23-'27E Upfront Capital Deployed $ 2,927 $ 4,391 $ 5,854 $ 7,318 '23E-'24E '25E-'27E (1.0)x 9.0 x 10.0 x $ 45.86 $ 49.90 $ 53.24 $ 57.49 0.0 x 10.0 x 11.0 x 44.44 48.63 52.39 55.67 1.0 x 11.0 x 12.0 x 44.26 47.08 50.85 53.96 2.0 x 12.0 x 13.0 x 43.64 46.49 49.44 52.46 3.0 x 13.0 x 14.0 x 42.34 45.20 48.02 50.77 4.0 x 14.0 x 15.0 x 42.00 44.39 46.77 49.33 2024E - 2027E M&A Multiplier M&A Multiple Inc / (Dec) - 150 300 474 2027E EBITDA Margin 25.4% 26.9% 28.4% 30.2% '23E-'27E Rev CAGR 4.5% 21.7% $ 39.22 $ 43.85 $ 48.47 $ 53.85 4.0% 21.3% 37.98 42.54 47.10 52.39 3.5% 21.0% 36.58 41.07 45.56 50.77 3.0% 20.6% 35.19 39.61 44.03 49.16 2.5% 20.3% 33.88 38.23 42.59 47.64 2.0% 19.9% 32.76 37.05 41.34 46.32 Organic Growth Increase in EBITDA Margin Over '23E-'27E (bps)

23 CONFIDENTIAL Present Value of Future Share Price Source: Ferdinand Management projections, Capital IQ. Market data as of 12-Dec-2022. Note: Present value includes the projected future share price based on the assumed range of NTM P/E multiples discounted to 30-Sep-2022. Assumes no dividend payout, in line with Ferdinand historical patterns. 1See page 35 for cost of equity build. Base Case Estimated Future Value of Share Price Estimated Present Value of Future Share Price Discounted at Cost of Equity of 13.6%1 2 CD&R Offer: $50.00 Current Share Price: $37.59 CD&R Offer: $50.00 Current Share Price: $37.59 8.0x NTM P/E 9.0x NTM P/E 10.0x NTM P/E ($ in millions except per share) 2024E 2025E 2026E Adj. Net Income (excl. Tax Adj.) $ 362 $ 497 $ 688 Tax Adjustments 86 107 129 Adj. Net Income (incl. Tax Adj.) $ 449 $ 604 $ 817 Shares Outstanding (mm) 8.0x NTM P/E 88.48 92.23 95.38 9.0x NTM P/E 89.26 92.93 95.86 10.0x NTM P/E 89.99 93.51 96.28 EPS 8.0x NTM P/E $ 5.07 $ 6.55 $ 8.57 9.0x NTM P/E $ 5.03 $ 6.50 $ 8.52 10.0x NTM P/E $ 4.99 $ 6.46 $ 8.49 Implied Future Share Price 2023E 2024E 2025E 8.0x NTM P/E $40.57 $52.42 $68.52 9.0x NTM P/E $45.24 $58.52 $76.70 10.0x NTM P/E $49.86 $64.62 $84.86 $40.57 $52.42 $68.52 $45.24 $58.52 $76.70 $49.86 $64.62 $84.86 $20 $30 $40 $50 $60 $70 $80 $90 2023E 2024E 2025E Future Value of Future Share Price $34.60 $39.36 $45.30 $38.58 $43.94 $50.71 $42.52 $48.53 $56.10 $20 $30 $40 $50 $60 $70 $80 $90 2023E 2024E 2025E Present Value of Future Share Price

24 CONFIDENTIAL 15% 22% 24% 21% 17% 33% 26% 41% 42% 31% 40% 25% 5% 7% 9% 9% 2% (20)% 2018 2019 2020 2021 2022 CD&R Offer 1 Day 30 Day 52 Week High Historical M&A Premia U.S. Based Targets | $3-$8bn Transaction Value | Cash-Only Deals | All Industries Source: CapIQ, FactSet. Data includes transactions in 2018-2022. Market data as of 12-Dec-2022. ¹ Premium is relative to target share price 1 day, 30 days, and 52-week high prior to announcement for deals with U.S. targets valued between $3-$8 billion. Historical Acquisition Premia Medians¹ Historical M&A Premia 1 Day 30 Day 52W High 25th Percentile 10% 21% (4)% 75th Percentile 51% 52% 21 % Median 18% 33% 7 % Mean 31% 41% 7% 1 Day 30 Day 52W High Ferdinand Share Price $ 37.59 $ 39.97 $ 62.46 CD&R Offer $ 50.00 $ 50.00 $ 50.00 CD&R Offer Premium 33% 25% (20)% Implied Ferdinand Share Price Based on Historical M&A Premia 25th Percentile $ 41.39 $ 48.21 $ 59.91 75th Percentile $ 56.90 $ 60.58 $ 75.27 Median $ 44.51 $ 53.04 $ 66.59 Mean $ 49.13 $ 56.40 $ 66.87 3 CD&R Offer Deal Count 17 14 14 21 26

25 CONFIDENTIAL 15% 17% 17% 18% 17% 33% 25% 11% 32% 28% 33% 25% (1)% (11)% (1)% 8% 5% (20)% 2018 2019 2020 2021 2022 CD&R Offer 1 Day 30 Day 52 Week High Historical M&A Premia – Select Take-Privates U.S. Based Targets | $3-$8bn Transaction Value | Cash-Only Deals | All Industries Source: CapIQ, FactSet. Data includes transactions in 2018-2022. Market data as of 12-Dec-2022. ¹ Premium is relative to target share price 1 day, 30 days, and 52-week high prior to announcement for deals with U.S. targets valued between $3-$8 billion. Historical Acquisition Premia Medians¹ Historical M&A Premia 1 Day 30 Day 52W High 25th Percentile 18% 17% (10)% 75th Percentile 40% 42% 9 % Median 27% 28% 5 % Mean 31% 32% 1% 1 Day 30 Day 52W High Ferdinand Share Price $ 37.59 $ 39.97 $ 62.46 CD&R Offer $ 50.00 $ 50.00 $ 50.00 CD&R Offer Premium 33% 25% (20)% Implied Ferdinand Share Price Based on Historical M&A Premia 25th Percentile $ 42.03 $ 46.71 $ 56.04 75th Percentile $ 47.44 $ 56.93 $ 68.35 Median $ 43.92 $ 51.04 $ 65.35 Mean $ 46.46 $ 52.60 $ 63.30 3 Deal Count 5 5 4 13 13 CD&R Offer

26 CONFIDENTIAL Price per Share $ 42.50 $ 45.00 $ 47.50 $ 50.00 $ 52.50 $ 55.00 Diluted Shares Outstanding (mm) 83.8 84.3 84.7 85.1 85.5 85.8 Diluted Equity Value ($mm) $ 3,563 $ 3,791 $ 4,022 $ 4,254 $ 4,486 $ 4,720 (+) Net Debt ($mm) $ 2,310 $ 2,310 $ 2,310 $ 2,310 $ 2,310 $ 2,310 (-) Investments¹ (30) (30) (30) (30) (30) (30) (+) NPV of Existing TRA² 138 138 138 138 138 138 (+) Contingent Liabilities 189 189 189 189 189 189 (+) NPV of TRA Triggered by Change of Control² 124 134 145 156 167 179 Enterprise Value ($mm) $ 6,294 $ 6,533 $ 6,774 $ 7,017 $ 7,261 $ 7,507 Premium to: Price Closing Price at (12-Dec-2022) $ 37.59 13% 20% 26% 33% 40% 46 % Share Price at Date of Original Letter (14-Sep-2022) $ 37.87 12 19 25 32 39 45 VWAP 30 Days 37.90 12% 19% 25% 32% 39% 45 % VWAP 90 Days 34.98 21 29 36 43 50 57 VWAP 180 Days 36.56 16 23 30 37 44 50 52 Week High (13-Dec-2021) 62.46 (32) (28) (24) (20) (16) (12) 52 Week Low (20-Oct-2022) 30.65 39 47 55 63 71 79 Wgt-Avg Cost Basis for Top 50 Holders 41.51 2 8 14 20 26 32 Implied EV/EBITDA Mgmt. EBITDA LQA $ 515 12.2 x 12.7 x 13.2 x 13.6 x 14.1 x 14.6 x 2022E 523 12.0 12.5 13.0 13.4 13.9 14.4 2023E 614 10.2 10.6 11.0 11.4 11.8 12.2 Implied EV/EBITDA Consensus EBITDA 2022E $ 518 12.1 x 12.6 x 13.1 x 13.5 x 14.0 x 14.5 x 2023E 564 11.2 11.6 12.0 12.4 12.9 13.3 Implied P/E Consensus EPS 2022E $ 4.34 9.8 x 10.4 x 10.9 x 11.5 x 12.1 x 12.7 x 2023E $ 4.32 9.8 10.4 11.0 11.6 12.2 12.7 Illustrative Range Illustrative Analysis at Various Prices Source: Management, CapIQ, IBES. Market data as of 12-Dec-2022 unless otherwise stated. Note: 52-week share price ranges represent intraday high/low. 1 Includes Smart Asset, Osbourne Partners, and Beryllus. 2 Based on current management estimates – GS estimates for $42.50, $45.00, $47.50 and $52.50 per share based on management provided estimates for $50.00 and $55.00 per share. ($ in millions, except per share data) Valuation Range for Illustrative Purposes Only Original & Current Offer

CONFIDENTIAL V. M&A Update and Sponsor Market Considerations

28 CONFIDENTIAL US M&A Market Update Public to Private Transactions Have Been a Material Contributor in 20221 While Year-to-Date M&A Volume was Down 46% vs. 2021 YTD, Activity is Roughly in Line with Prior 5 Year Levels U.S. M&A Activity Has Slowed in the Second Half Source: Dealogic $ in billions. U.S. M&A defined as transactions with any U.S. involvement ¹ Analysis for U.S. targeted transactions greater than $1 billion. “Other” incudes negotiated share repurchases, minority stake purchases and government rescues M&A Update and Sponsor Market Considerations $1,059 $1,280 $1,655 $2,205 $1,865 $1,375 $2,008 $1,999 $1,394 $3,077 $1,654 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD YTD YTD YTD YTD YTD YTD YTD YTD YTD YTD $509 $741 $839 $888 $899 $701 $578 $516 $319 $366 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 $241 52% 47% 42% 21% 37% 27% 29% 23% 35% 31% 9% 8% 11% 11% 8% 5% 6% 3% 6% 1% 1% 10% 19% 18% 5% 8% 5% 3% 6% 2% 2% 2% 5% 3% 1% 2018 2019 2020 2021 2022 YTD % of $ Volume of $1bn+ Deals Corporate / Corporate Divestiture - Corporate Buyer Divestiture - LBO Buyer Public to Private SPAC Spin-off Other

29 CONFIDENTIAL Though Still Highly Fragmented… RIA Consolidation Underway RIA Industry by Firm Size Source: DeVoe & Company 2021 Fourth Quarter RIA Deal Book; RIA Channel as of 2021 1 Excludes firms listed as having 0 AUM or having no data on AUM, as of 2020 year-end. 2 Calculated based on average AUM of sellers multiplied by number of deals. Significant Increase in M&A Activity in Recent Years AUM Acquired ($bn) 2 ~$90 ~$95 ~$98 ~$163 ~$268 Need for Greater Scale will Support Consolidation Trend Consolidation Sweet Spot 10,108 2,815 819 665 414 104 <$100 $100- $300 $300- $500 $500- $1000 $1000- $3000 >$3000 Number of Firms¹ AUM Band ($mm) 67 82 106 115 189 7 8 3 2 5 16 11 22 42 48 90 101 131 159 242 2017 2018 2019 2020 2021 Number of Transactions (Established RIAs) Other RIAs Banks Other (Incl. PE)

30 CONFIDENTIAL 32 32 34 33 35 32 44 48 58 43 65 76 67 66 68 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2019 2020 2021 2022 Trailing Four-Quarter Average 36 41 78 79 90 101 131 159 242 2013 2014 2015 2016 2017 2018 2019 2020 2021 Activity Remains Robust in 2022, But off of Highs Despite Market Volatility Annual RIA Transactions Quarterly RIA Transactions Source: DeVoe & Company 2022 Third Quarter and 2021 Fourth Quarter RIA Deal Books Record M&A Activity… …Despite Recent Market Volatility 2021 RIA Acquisition Transactions 17 16 13 12 11 8 Strongest Q3 on Record 100 Transaction milestone 2021 was 52% above 2020 3+ Transactions in Q3

31 CONFIDENTIAL Relative Competition for RIA Acquisitions Has Accelerated Sellers have a wider range of potential partners than ever before ◼ Strategics: Remain active and interested given potential cross-sell / distribution synergies and attractive growth ◼ Sponsor Backed Platforms: Remain highly active though need to be more selective given capital limitations from market volatility ◼ Financial Sponsors: Remain deeply interested in wealth platforms and are willing to stretch downmarket for the “beginnings” of a platform Wealth Management Acquirors Select Strategics Sponsor Backed Firms Sponsors / Family Offices Keen for Larger Opportunities Insurance Distributors Insurance Brokers Retirement Platforms

Goldman Sachs

Wealth Management M&A Valuation Multiples

Selected M&A Transactions

INVESTMENT BANKING DIVISION

CONFIDENTIAL

RIAs have received superior valuations given perception of higher quality revenue, ownership of end client, and large consolidation opportunity

Precedent Transactions ($mm)



IBD
RIA
Median: 11.0x
19-'20 Median: 18.0x
21-'22 Median: ~20.5x
Overall Median: 18.0x
Multiple of PF EBITDA
10.0x
12.0x
~8.0x[1]
~12.0x
Mid/High Single Digits
15.0x
~15.0x
~13.0x
19.0x
17.0x
~16.5x
~16.5x
~18.0x[2]
~18.0x[2]
18.0x
Mid/High Teens
~17.0x
~20.0x
~20.0x
~21.0x
22.0x
25.0x
Low 20s
Mid Teens
2018 2019 2019 2019 2021 2022 2015 2017 2018 2019 2019 2019 2020 2020 2020 2020 2021 2021 2021 2021 2021 2021 2022 2022

	2018	2019	2019	2019	2021	2022	2015	2017	2018	2019	2019	2019	2020	2020	2020	2020	2021	2021	2021	2021	2021	2021	2022	2022
Target	Cetera	Kestra	Advisor Group		Voya / Foresters	Gladstone	Edelman Financial Services	Focus	Financial Engines	United Capital	Wealth Enhancement Group	Mercer Advisors	Creative Planning	Captrust	Allworth	Hightower	Edelman Financial Engines	Mariner		Wealth Enhancement Group	Savant	Beacon Pointe	Cerity Partners	Kestra
Buyer	Genstar	Warburg Pincus	RCP	Advisor Group	Cetera / Advisor Group / Atria	Integrity	H&F	Stone Point Capital / KKR	H&F / Edelman		TA Associates	Oak Hill		GTCR		THL	Warburg Pincus	LGP	Charlesbank	ONEX	Kelso	KKR	Genstar	Oak Hill
Purchase Price	~$1,700	~$850	~$2,300	~$1,300	-	ND	$800	$2,000	$3,020	$750	$500	~$650	NA	$1,250*	~$750	~$1,800	~$7,300[2]*	~$1,800[2]*	$400	ND	ND[2]*	>$1,000	~$1,600	ND[2]
Target AUM / AUA ($bn)	$200	$100	$268	$86	-	$13	$15	~$100	$169	$25	$12	~$16	$50	~$18 / ~$368	$10	~$81 / ~$62	$260	~$40	~$9	$39	$12	$20	~$45	$121
% Fee Based	~35%	~60%	~40%	35%	-	ND	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	~100%	75%

*Source: Cerulli, SNL, company filings, website, press releases, investor presentations, and news articles. [1]Represents RR EBITDA multiple. [2]Minority investment. *Preferred structure.*

32

CONFIDENTIAL VI. Financial Sponsor Interest

34 CONFIDENTIAL Largest Global Financial Sponsors and Interest / Investments in Wealth Management Source: Pitchbook, GS FSIG 1 Represents total AUM of global buyout and core funds Sponsor AUM1 ($bn) Current Wealth Investment(s) / Observations $ Will not pursue wealth management investments given potential conflict with key distribution partners (wirehouses) for retail product Strong interest in wealth management and recently met Rudy; bar very high given lack of any significant investment to date; needs to be a very clean story Very value-oriented; interested in wealth but little active dialogue / historical activity, likely biased toward a structured investment Engaged as part of process; not interested in submitting a bid until markets stabilize Engaged as part of process and met Rudy; did not follow up / pursue opportunity post meeting Significant time spent on wealth management; biased toward an integrated platform; have not engaged after discussed previously No demonstrated interest in wealth management Sponsor AUM1 ($bn) Current Wealth Investment(s) / Observations $ Engaged as part of process and met Rudy; did not show interest in pursuing Technology-focused investing style Beginning to look at wealth management but biased toward technology and unlikely to transact near term Technology-focused firm; disbanded FIG team post small wealth and asset management investment No demonstrated historical interest in wealth management Actively engaged in process Significant interest in US wealth management but focused on fully integrated advisory platforms or wealth tech No demonstrated interest in wealth management Technology-focused Reviewed Ferdinand take-private opportunity [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***][***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

35 CONFIDENTIAL Summary of Feedback from Additional Potential Buyers Commentary ◼ Rudy met with at in August ◼ GS had follow-up discussion with in late August ◼ Appear to be positive on company and opportunity; would like to pursue meaningful changes to business model if taken private ◼ Unclear if positive interest to date is sufficient to seriously pursue opportunity at this point in time ◼ Have continued to raise with ; little further engagement to date ◼ Strong interest in wealth management and recently met Rudy ◼ Have followed-up with and indicated there is no pathway to actionability; no follow-up from to date ◼ Bar very high given lack of any significant investment to date; needs to be a very clean story ◼ Enthusiastic about the company and investing in the wealth space ◼ Uncomfortable putting forth a bid in August due to financing market backdrop and inability to form a view on pro forma capital structure ◼ Asked to stay close and re-engage when financing markets normalize ◼ No recent follow-up ◼ Rudy met with in August ◼ likes business and indicated they would be interested in supporting a deal (but cannot lead) ◼ No recent follow-up ◼ Rudy met with President ( ) in July ◼ FIG team at was going to do “real work” post Labor Day and reach back out to GS ◼ No feedback at this point; does not appear to be an area of focus to date [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***][***] [***] [***] [***]

CONFIDENTIAL Appendix A. Valuation Analyses Back-up Materials

Goldman Sachs

Valuation Levels for Public Comparables

($ in millions, unless otherwise noted)

INVESTMENT BANKING DIVISION

CONFIDENTIAL

Company	Closing Price 12-Dec-22	Market Cap	Enterprise Value	Stock Price Performance 1-Week Δ	YTD	1-Year	% of 52 Week High	Price / Earnings 2022E	2023E	EV / EBITDA 2022E	2023E	LTM Net Leverage[1]
Focus Financial Partners	$ 37.59	$ 3,107	$ 5,714	0.2 %	(37.1)%	8.1 %	58.1 %	8.7 x	8.7 x	11.0 x	10.1 x	4.4 x
Brokerage / Wealth												
Ameriprise	$ 325.97	$ 35,838	$ 30,665	1.5 %	8.1 %	8.6 %	98.0 %	13.3 x	11.3 x	7.2 x	6.3 x	(1.9)x
Raymond James	114.58	25,669	27,147	(1.4)	14.1	14.8	92.4	14.3	11.6	12.5	10.4	0.6
LPL Financial Holdings	222.36	17,834	19,334	(0.5)	38.9	27.9	82.6	19.8	11.7	12.3	8.5	1.2
Stifel Financial	61.03	7,432	7,876	(0.8)	(13.3)	(14.1)	74.9	10.2	9.0	7.5	7.5	(0.2)
Blucora	23.67	1,189	1,619	(1.8)	36.7	27.1	94.5	13.4	13.4	11.7	11.7	3.2
Median				**(0.7)%**	**11.1 %**	**11.7 %**	**87.5 %**	**13.4 x**	**11.5 x**	**11.4 x**	**9.3 x**	**0.9 x**
Discount Brokers												
Charles Schwab	$ 80.29	$ 151,303	$ 171,645	(1.2)%	(4.5)%	(0.6)%	84.0 %	19.2 x	15.5 x	15.0 x	12.9 x	0.9 x
Median				**(1.2)%**	**(4.5)%**	**(0.6)%**	**84.0 %**	**19.2 x**	**15.5 x**	**15.0 x**	**12.9 x**	**0.9 x**
Tech-Enabled Wealth												
Assetmark	$ 24.30	$ 1,821	$ 1,798	(0.3)	(7.3)%	(3.6)%	91.1 %	14.0 x	12.5 x	9.1 x	8.1 x	(0.1)x
Median				**(0.3)%**	**(7.3)%**	**(3.6)%**	**91.1 %**	**14.0 x**	**12.5 x**	**9.1 x**	**8.1 x**	**(0.1)x**

Source: Company information, Capital IQ and IBES. Market data as of 12-Dec-2022. [1] Net Debt / LTM Adjusted EBITDA.

37

38 CONFIDENTIAL 1.00 1.25 1.50 1.75 2.00 Jan-2019 Dec-2019 Dec-2020 Dec-2021 Dec-2022 Beta 1.67 1.11 Average Current 1Y 2Y 3Y Ferdinand 1.67 x 1.49 x 1.52 x 1.55 x Brokerage / Wealth¹ 1.11 1.26 1.40 1.45 Illustrative WACC Analysis Ferdinand WACC Ferdinand Standalone WACC Historical Beta Source: Company filings, Axioma historical betas, Market data as of 12-Dec-2022. Ferdinand’s 7.51% pre-tax cost of debt based on illustrative cost of debt for new debt issuance of S+300. ¹Brokerage / Wealth includes AMP, LPLA, RJF, SF, BCOR. Ferdinand Brokerage / Wealth¹ Debt / Capital 45 % Equity / Capital 55 % Risk Free Rate 3.82 % Equity Beta 1.60 Equity Risk Premium 6.10 % Cost of Equity 13.58 % Pre-Tax Cost of Debt 7.51 % Marginal Tax Rate 27.0 % After-Tax Cost of Debt 5.48 % hoh2 Illustrative WACC 9.94 % Capital Structure WACC Cost of Debt Cost of Equity #### 35% 40% 45% 50% 55% 1.50 10.35% 9.97% 9.60% 9.23% 8.85% 1.55 10.55 10.16 9.77 9.38 8.99 1.60 10.75 10.34 9.94 9.53 9.13 1.65 10.94 10.52 10.10 9.68 9.26 1.70 11.14 10.71 10.27 9.84 9.40 Equity Beta Debt / Capital Ratio

Goldman Sachs

Ferdinand Projections

Base Case
($ in millions)

INVESTMENT BANKING DIVISION

CONFIDENTIAL

	2019A	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2027E
Wealth Management Fees	$ 1,150	$ 1,286	$ 1,717						
% Revenue	94%	94%	96%	96%	97%	97%	98%	98%	98%
Other Revenue	69	75	81						
% Revenue	6%	6%	4%	4%	3%	3%	2%	2%	2%
Revenue	**$ 1,218**	**$ 1,361**	**$ 1,798**	**$ 2,119**	**$ 2,415**	**$ 2,967**	**$ 3,644**	**$ 4,397**	**$ 5,232**
% Growth		12%	32%	18%	14%	23%	23%	21%	19%
HoldCo Compensation (excl. non-cash equity comp)	$ 41	$ 39	$ 50	$ 54	$ 55	$ 74	$ 91	$ 110	$ 131
% Growth		(5)%	30%	6%	3%	35%	23%	21%	19%
% Revenue	3%	3%	3%	3%	2%	3%	3%	3%	3%
Other Compensation (excl. non-cash equity comp)	$ 372	$ 415	$ 509	$ 655	$ 736	$ 856	$ 996	$ 1,146	$ 1,311
% Growth		12%	23%	29%	12%	16%	16%	15%	14%
% Revenue	31%	30%	28%	31%	30%	29%	27%	26%	25%
HoldCo SG&A	$ 27	$ 22	$ 32	$ 39	$ 39	$ 59	$ 73	$ 88	$ 105
% Growth		(19)%	48%	20%	(0)%	52%	23%	21%	19%
% Revenue	2%	2%	2%	2%	2%	2%	2%	2%	2%
Other SG&A	$ 206	$ 214	$ 265	$ 329	$ 367	$ 426	$ 495	$ 570	$ 651
% Growth		4%	24%	24%	12%	16%	16%	15%	14%
% Revenue	17%	16%	15%	16%	15%	14%	14%	13%	12%
Management Fees	$ 305	$ 349	$ 491	$ 520	$ 605	$ 776	$ 978	$ 1,206	$ 1,457
% Growth		15%	41%	6%	16%	28%	26%	23%	21%
% Revenue	25%	26%	27%	25%	25%	26%	27%	27%	28%
Total Expenses	**$ 951**	**$ 1,040**	**$ 1,349**	**$ 1,596**	**$ 1,802**	**$ 2,191**	**$ 2,634**	**$ 3,120**	**$ 3,655**
% Revenue	78%	76%	75%	75%	75%	74%	72%	71%	70%
Total Operating Income	**$ 268**	**$ 322**	**$ 449**	**$ 522**	**$ 613**	**$ 776**	**$ 1,011**	**$ 1,277**	**$ 1,577**
Equity Method Earnings & Other Dividends	$ 1	$ 0	$ 1	$ 0	$ 1	$ 2	$ 2	$ 2	$ 2
Adjusted EBITDA	**$ 270**	**$ 322**	**$ 451**	**$ 523**	**$ 614**	**$ 778**	**$ 1,013**	**$ 1,279**	**$ 1,579**
% Revenue	22%	24%	25%	25%	25%	26%	28%	29%	30%
% of '23-'27 Margin Expansion						17%	33%	28%	23%
Depreciation and Other Amortization	$ 11	$ 12	$ 15	$ 16	$ 19	$ 21	$ 21	$ 23	$ 26
(Interest Income)	(1)	(0)	(0)	(0)	(2)	(2)	(2)	(2)	(3)
Interest Expense	58	42	55	98	191	263	312	317	327
Other Expense / (Income), Net	1	0	0	4	-	-	-	-	-
Total Net Income Adjustments	**$ 69**	**$ 54**	**$ 70**	**$ 117**	**$ 208**	**$ 282**	**$ 331**	**$ 338**	**$ 350**
Pre-Tax Adjusted Net Income	**$ 201**	**$ 268**	**$ 382**	**$ 406**	**$ 406**	**$ 496**	**$ 681**	**$ 942**	**$ 1,229**
Pro Forma Income Tax Expense	$(54)	$(72)	$(103)	$(110)	$(110)	$(134)	$(184)	$(254)	$(332)
Pro Forma Income Tax Rate	27%	27%	27%	27%	27%	27%	27%	27%	27%
Adjusted Net Income (excl. Tax Adj.)	**$ 147**	**$ 196**	**$ 279**	**$ 296**	**$ 297**	**$ 362**	**$ 497**	**$ 688**	**$ 897**
Tax Adjustments	**$ 32**	**$ 37**	**$ 47**	**$ 64**	**$ 71**	**$ 86**	**$ 107**	**$ 129**	**$ 152**
Adjusted Shares Outstanding (mm)	75.04	79.40	82.89	83.62	85.89	89.86	93.30	96.00	97.96
Adjusted Net Income (excl. Tax Adj.) per Share	**$ 1.96**	**$ 2.46**	**$ 3.36**	**$ 3.54**	**$ 3.45**	**$ 4.03**	**$ 5.33**	**$ 7.16**	**$ 9.16**
Tax Adjustments per Share	**$ 0.42**	**$ 0.47**	**$ 0.56**	**$ 0.77**	**$ 0.82**	**$ 0.96**	**$ 1.15**	**$ 1.35**	**$ 1.55**
Capex	$ 25	$ 19	$ 11	$ 19	$ 15	$ 17	$ 21	$ 25	$ 30
% Revenue	2%	1%	1%	1%	1%	1%	1%	1%	1%
Change in NWC	$ 10	$ 51	$ 53	$ 110	$ 39	$ 112	$ 119	$ 72	$ 67
% Revenue	1%	4%	3%	5%	2%	4%	3%	2%	1%
D&A	$ 11	$ 12	$ 15	$ 16	$ 19	$ 21	$ 21	$ 23	$ 26
% Revenue	1%	1%	1%	1%	1%	1%	1%	1%	0%
SBC	$ 18	$ 22	$ 32	$ 31	$ 34	$ 32	$ 41	$ 52	$ 59
% Revenue	2%	2%	2%	1%	1%	1%	1%	1%	1%
Total Debt	$ 1,273	$ 1,507	$ 2,394	$ 2,594	$ 2,876	$ 3,883	$ 4,921	$ 5,604	$ 5,999
Cash and Cash Equivalents	65	66	311	150	170	190	296	311	253
Net Debt	**$ 1,208**	**$ 1,441**	**$ 2,083**	**$ 2,444**	**$ 2,706**	**$ 3,693**	**$ 4,625**	**$ 5,293**	**$ 5,746**

Source: Ferdinand Management projections, received 15-Nov-2022.

39

Goldman Sachs

Discounted Cash Flow Analysis

Base Case
($ in millions)

INVESTMENT BANKING DIVISION

CONFIDENTIAL

Summary	2019A	2020A	2021A	2022E	2023E	2024E	2025E	2026E	2027E
Total Revenue	$ 1,218	$ 1,361	$ 1,798	$ 2,119	$ 2,415	$ 2,967	$ 3,644	$ 4,397	$ 5,232
% Growth		*11.7%*	*32.1%*	*17.8%*	*14.0%*	*22.9%*	*22.8%*	*20.7%*	*19.0%*
Adjusted EBITDA (Unburdened by SBC)	$ 270	$ 322	$ 451	$ 523	$ 614	$ 778	$ 1,013	$ 1,279	$ 1,579
(-) Stock-Based Compensation	(18)	(22)	(32)	(31)	(34)	(32)	(41)	(52)	(59)
Adjusted EBITDA (Burdened by SBC)	$ 252	$ 299	$ 420	$ 492	$ 581	$ 747	$ 972	$ 1,227	$ 1,519
% Margin	*20.6%*	*22.0%*	*23.3%*	*23.2%*	*24.0%*	*25.2%*	*26.7%*	*27.9%*	*29.0%*
(-) D&A	(11)	(12)	(15)	(16)	(19)	(21)	(21)	(23)	(26)
(+) Interest Income	1	0	0	0	2	2	2	2	3
(-) Interest Expense	(58)	(42)	(55)	(98)	(191)	(263)	(312)	(317)	(327)
(-) Other Expense / (Income), Net	(1)	(0)	(0)	(4)	-	-	-	-	-
Pre-Tax Adjusted Net Income	$ 183	$ 246	$ 350	$ 375	$ 373	$ 465	$ 640	$ 890	$ 1,169
(-) Tax (excl. SBC)	(54)	(72)	(103)	(110)	(110)	(134)	(184)	(254)	(332)
Tax Rate	*27.0%*	*27.0%*	*27.0%*	*27.0%*	*27.0%*	*27.0%*	*27.0%*	*27.0%*	*27.0%*
Adj. Net Income (Burdended by SBC excl. Tax Adj.)	$ 128	$ 173	$ 247	$ 265	$ 263	$ 331	$ 456	$ 636	$ 838
Adjusted Shares Outstanding	75.04	79.40	82.89	83.62	85.89	89.86	93.30	96.00	97.96
Adj. Net Income (Burdended by SBC excl. Tax Adj.) per Share	$ 1.71	$ 2.18	$ 2.98	$ 3.17	$ 3.06	$ 3.68	$ 4.89	$ 6.62	$ 8.55

	Stub 30-Sep to 31-Dec	Year Ended December 31,				Terminal Year
Unlevered Free Cash Flow	2022E	2023E	2024E	2025E	2026E	2027E
Adjusted Net Income (excl. Tax Adj.)	$ 67	$ 263	$ 331	$ 456	$ 636	$ 838
(+) D&A	4	19	21	21	23	
(-) Interest Income	(0)	(2)	(2)	(2)	(2)	
(+) Interest Expense	25	191	263	312	317	
(+) Other Expense / (Income), Net	1	-	-	-	-	
(-) CapEx	(5)	(15)	(17)	(21)	(25)	
(-) Change in NWC	(28)	(39)	(112)	(119)	(72)	
(-) Capital Deployment for M&A	(164)	(702)	(1,470)	(1,551)	(1,509)	
Unlevered Free Cash Flow	$(101)	$(285)	$(986)	$(903)	$(632)	
PV of Free Cash Flow	$(99)	$(265)	$(833)	$(693)	$(440)	
						Future Tax Adj.[2]
Tax Adjustments	$ 16	$ 71	$ 86	$ 107	$ 129	$ 1,065
PV of Tax Adjustments	$ 16	$ 66	$ 73	$ 82	$ 90	$ 707

P/E Multiple Method	FOCS	Tax Adj.	Total
Terminal Year Net Income	$ 838		
Terminal P/E Multiple	9.0 x		
Terminal Year Equity Value	$ 7,538		
Terminal Year Net Debt	$ 5,293		
Terminal Year Enterprise Value	$ 12,832	$ 1,065	$ 13,897
Implied PGR	2.1 %		2.7 %
PV of Terminal Year Enterprise Value	$ 8,517	$ 707	$ 9,224
PV of Unlevered FCF	(2,330)	327	(2,004)
Implied Enterprise Value	$6,186	$1,034	$7,220
(-) Net Debt	$(2,310)	-	$(2,310)
(+) Investments (Using Cost Accounting Method)	20	-	20
(+) Investments (Using Equity Accounting Method)	10	-	10
(-) Contingent Liabilites (Earnouts from Acquisitions to Date)	(189)	-	(189)
(-) NPV of Existing TRA	(138)	-	(138)
(-) NPV of TRA Triggered by Change of Control	(156)	-	(156) — Assumes $50 per share
Implied Equity Value	$ 3,423	$ 1,034	$ 4,457
DSO	85.08	85.08	85.08
Implied Equity Value Per Share	$ 40.24	$ 12.15	$ 52.39

Source: Ferdinand Management projections, received 15-Nov-2022. Note: Capital deployment includes earnouts, mid-year discounting used assuming 10.125% discount rate.

[1] Terminal year unlevered free cash flow excludes capital deployment for M&A.

[2] Terminal year value of future tax adjustment based on projected tax intangible benefits from amortization of acquisitions through 2027 year end – see page 31 for detail.

40

41 CONFIDENTIAL Terminal Year Projected Future Tax Adjustments Base Case ($ in millions) Source: Ferdinand Management, received 15-Nov-2022. 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E 2040E 2041E 2042E Total Intangibles Amort. For Tax Calculations $ 561 $ 598 $ 595 $ 589 $ 575 $ 560 $ 537 $ 503 $ 483 $ 445 $ 377 $ 345 $ 282 $ 204 $ 119 $ 34 Proforma Tax Rate 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% Tax Adjustment $ 152 $ 161 $ 161 $ 159 $ 155 $ 151 $ 145 $ 136 $ 130 $ 120 $ 102 $ 93 $ 76 $ 55 $ 32 $ 9 Discount Rate 10.125 % Discount Factor 2026 YE 0.94 0.86 0.78 0.71 0.64 0.58 0.53 0.48 0.44 0.40 0.36 0.33 0.30 0.27 0.25 0.23 PV of Tax Adjustment $ 143 $ 138 $ 125 $ 112 $ 99 $ 88 $ 77 $ 65 $ 57 $ 48 $ 37 $ 30 $ 23 $ 15 $ 8 $ 2 Total PV of Future Tax Adj. as of 2026 YE $ 1,065

42 CONFIDENTIAL Illustrative LBO Capitalization and Sources & Uses Source: Ferdinand Management projections, received 15-Nov-2022. Uses $mm Existing Debt $ 2,594 Equity Purchase Price 3,829 Estimated TRA Value 294 Transaction Expenses 50 Total Uses $ 6,767 $3.8bn equity purchase price assumes $50.00 acquisition share price Sources $mm Existing Debt Carryover $2,594 Sponsor Equity 4,172 Total Sources $ 6,767 2026E MOIC 2026E IRR 2.2 x $ 45.00 $ 50.00 $ 55.00 $ 60.00 8.0 x 1.8 x 1.6 x 1.5 x 1.3 x 9.0 x 2.0 x 1.8 x 1.6 x 1.5 x 10.0 x 2.2 x 2.0 x 1.8 x 1.7 x 11.0 x 2.4 x 2.2 x 2.0 x 1.8 x 12.0 x 2.6 x 2.4 x 2.2 x 2.0 x Purchase Share Price Exit NTM P/E 22% $ 45.00 $ 50.00 $ 55.00 $ 60.00 8.0 x 15% 12% 10% 8% 9.0 x 19% 16% 13% 11% 10.0 x 22% 19% 16% 14% 11.0 x 25% 22% 19% 17% 12.0 x 27% 24% 22% 19% Purchase Share Price Exit NTM P/E Returns Analysis 2022E 2023E 2024E 2025E 2026E NTM P/E Exit Multiple 10.0 x 10.0 x 10.0 x 10.0 x Exit NTM EPS (incl. Tax Adjustments) $ 4.99 $ 6.48 $ 8.51 $ 10.70 Implied Exit Share Price $ 49.93 $ 64.77 $ 85.10 $ 107.04 Sponsor Shares (mm) 85.08 85.08 85.08 85.08 Implied Sponsor Exit Equity Value $ 4,248 $ 5,510 $ 7,240 $ 9,107 Entry Sponsor Equity 4,172 4,172 4,172 4,172 4,172 Years Held 1 2 3 4 MOIC 1.0 x 1.3 x 1.7 x 2.2 x IRR 2% 15% 20% 22%

CONFIDENTIAL Appendix B. Transaction Process Materials

44 CONFIDENTIAL Sale Process Alternatives Full Auction Process “Market Check” Pre-Signing “Go-Shop” Provision Fiduciary Out Description ◼ Contact broad list of credible potential buyers prior to signing of transaction ◼ Contact a focused number of potential buyers prior to signing of a definitive agreement ◼ Contact typically made in the 2-4 week period prior to targeted signing ◼ Process may be extended if any buyers express legitimate interest ◼ Will allow active solicitation of other buyers for a period of time after signing definitive merger agreement ◼ During the go-shop period, the level of deal protection may be reduced ◼ Typically includes a reduced termination fee during the go-shop period ◼ Standard in M&A purchase agreements for public company targets ◼ Allows Board to terminate the deal to accept a superior offer from another company - typically subject to termination fee Pros ✓ Increases probability of maximizing valuation / terms ✓ Provides greatest protection to Board ✓ Buyers more likely to engage in full auction process relative to post-announcement alternatives ✓ Provides opportunity for Board to check other buyers’ potential interest prior to signing ✓ Potential buyers may be more willing to engage pre-signing vs. post-announcement — No break fee, private vs. public forum, not “breaking-up” signed deal, etc. ✓ As a public company, Focus is well known to most potential buyers, allowing them to move quickly if interested ✓ May be undertaken as long as not limited by an exclusivity agreement with the bidder ✓ Provides structured opportunity to proactively / openly pursue other potential buyers ✓ Easier for buyer to engage under “go-shop” provision relative to only including fiduciary out provision ✓ More common in PE-led take private ✓ Common / routine provision ✓ Likely no objection from the bidder Cons Limited number of motivated, credible buyers at high premium levels; large equity check Requires longer time period to execute Higher degree of leak risk; difficult for a public company to manage Some bidders may not participate in broad auction process Depending on timing, may have shorter period for parties to complete due diligence, which may modestly discourage some potential buyers from participation Significant leak risk Typically contact “focused” list of potential buyers rather than exhaustive list Reaction from the initial bidder? Potential to lose interest Some potential buyers may still be reluctant to engage / “break-up” public deal Other buyers may be reluctant to pay break-up fee, even if at a lower level Some buyers may be reluctant to “break-up” a publicly announced deal Requires payment of termination / break-up fee

Goldman Sachs

INVESTMENT BANKING DIVISION

Treatment of TRAs in Precedent Change of Control Transactions

CONFIDENTIAL

Alternatives:	A Full Upfront Payout per TRA Terms	B Reduced, Upfront TRA Payout	C Negotiate for TRA Crystallization	D Negotiate for Change of Control Waiver	E Full or Partial Waiver of TRA
Overview	■ TRA accelerates and is paid upfront	■ TRA holder agrees to partial reduction in upfront payment, but remaining payment is still made	■ TRA to crystallize payments under a change of control	■ TRA stays in place, as if no change of control had happened	■ TRA holders agree to forfeit their rights to current and future payments under the TRA
Key Benefits	✓ Simplicity ✓ Elimination of the TRA	✓ Mitigates the upfront cost ✓ May free up borrowing capacity to pay the necessary purchase price for target's equity	✓ Eliminates financing challenges for the buyer ✓ Easier to sell to the TRA holder who still gets paid for tax assets	✓ No acceleration payment ✓ May be most feasible where tax assets covered by the TRA have limited value to the buyer (pro forma) and target (standalone)	✓ Simplicity ✓ No acceleration payment ✓ Eliminating TRA obligation reduces ongoing complexity of TRA administration
Key Considerations	× Payment requires additional upfront financing × Requires buyer to underwrite the value of the acquired tax assets — Buyer exposed to risk that tax rates or taxable income drop × Could create litigation risk if viewed as differential M&A consideration to TRA holders — Likely involves special committee of target's Board	× Challenging to reach agreement if TRA holders do not stand to benefit from the M&A premium — For instance, if they no longer own material amount of target equity × Still requires additional upfront financing × Still requires buyer to underwrite the value of the acquired tax assets — Buyer exposed to risk that tax rates or taxable income drop	× Future TRA payments may far exceed the actual tax benefits to the buyer — Crystallized payments assume adequate taxable income × TRA holder remains exposed to future tax reform risk	× Negotiation may be challenged, as TRA holders relinquish their rights to current TRA payment × TRA holders become exposed to buyer's tax planning and operations of the target business × TRA holder remains exposed to future tax reform risk	× Significant concession for TRA holder, particularly if covered tax assets have economic value for buyer
Precedent Transactions	VWR We Enable Science Graham Packaging Company AdvancePierre Foods Norcraft Companies Athlon Energy Change Healthcare	Pluralsight	Ply Gem	Artio Global Investors DynaVox emdeon	UCP McAfee GreenSky Fortress Neff Rental Golden Nugget Fifth Street

Source: Company Filings

45

46 CONFIDENTIAL Additional Detail of Upfront TRA Payments in Change of Control Transactions Source: Company Press Releases, Merger Agreements and Public Filings. A B Target Acquirer Transaction Close Total Deal Consideration ($mm) TRA Payment Amount ($mm) TRA Payment as a % of Deal Consideration Change Healthcare UnitedHealth Pending $ 12,686 Not Disclosed Not Available Plurasight Vista Equity Partners 4/6/2021 $ 3,416 $ 127 4% VWR New Mountain Capital 11/21/2017 $ 6,418 $ 56 1% Advance Pierre Tyson Foods 6/7/2017 $ 4,394 $ 224 5% Norcraft Companies Fortune Brands 5/12/2015 $ 547 $ 44 8% Athlon Energy Encana 11/13/2014 $ 6,612 Not Disclosed Not Available Graham Packaging Reynolds Group 9/8/2011 $ 4,369 $ 245 6%

47 CONFIDENTIAL Change of Control Definition Waiver and Amendment No. 10 to First Lien Credit Agreement – November 28, 2022 A Change of Control occurs if: — At any time prior to an IPO, the Permitted Holders cease to own in aggregate at least 35% voting stock of Borrower OR — If any person other than Permitted Holders acquire over 35% of the voting stock Unless (in both cases): — Permitted Holders still have the right to elect at least a majority of the board of directors ◼ Permitted Holders: — Initial Investors and their Affiliates — Members of management of the Borrower and its Subsidiaries ◼ Initial Investors: — Stone Point Capital LLC & Affiliates — KKR Freya Aggregator L.P. — Trident FFP LP — CP Falcon AIV L.P. — Centerbridge Capital Partners SBS II, L.P. — CCP IIV Falcon AIV — Management Ferdinand Change of Control Definition

CONFIDENTIAL Appendix C. Additional Materials

Goldman Sachs

Ferdinand Equity Capitalization

(in millions, except per share data)

INVESTMENT BANKING DIVISION

CONFIDENTIAL

	Total Equity Linked Instruments Reported in Latest Applicable SEC Filing 30-Sep-2022	Provided by Client as of 18-Oct-2022[1]	Fully Diluted Shares at Transaction Price (Treasury Method)
Basic Shares Outstanding			
Common Shares Outstanding - Class A	65.9	65.9	65.9
Common Shares Outstanding - Class B	11.7	11.7	11.7
Total Basic Shares Outstanding	77.5	77.6	77.6
Potentially Dilutive Securities			
Incentive Units	16.2	13.4	6.8
Stock Options[2]	2.2	2.0	0.5
Restricted Common Units	0.2	0.1	0.1
Restricted Stock Units	0.2	0.1	0.1
Total	**96.2**	**93.2**	**85.1**
			$ 50.00
Fully Diluted Equity Value			**$4,254**

Type of Unit	Holders of Unit	LLC or Corp.	Voting	Performance Vest?
Class A	Public Shareholders, Stone Point	Corp.	Yes	No
Class B	LLC Owners (Advisors, Management / Employees, Stone Point)	Corp.	Yes	No
Incentive	Advisors, Management, Other Hold Co. Employees	LLC	No	Some units subject to performance vest
NQSO	Advisors, Other Hold Co. Employees	Corp.	No	Some units subject to performance vest
NCO	Advisors, Other Hold Co. Employees	Corp.	No	No
RCU	Management, Other Hold Co. Employees	LLC	No	No
RSU	Other Hold Co. Employees	Corp.	No	No

Source: Management, Company filings, CapIQ. [1] Assumes normal Dec-2022 time-based vesting. [2] Includes Non-Compensatory Options (NCOs) and Non-Qualified Stock Options (NQSOs).

49

50 CONFIDENTIAL Ferdinand Enterprise Value Bridge ($ in millions) Source: Management, Company filings, CapIQ. Market data as of 30-Sept-2022. 1 Debt not pro forma for current financing that is in-market. As of 30-Sep-2022 Standalone Value Transaction Value Comments Price per Share $ 31.51 $ 50.00 Diluted Shares Outstanding 85 85 Fully Diluted Equity Market Capitalization $ 2,681 $ 4,254 Net Debt (+) Debt $ 2,439 $ 2,439 Per Earnings Supplement / Principal Outstanding (-) Cash and Marketable Securities (129) (129) Per Balance Sheet Total Net Debt $ 2,310 $ 2,310 Enterprise Value Before Adjustments $ 4,991 $ 6,564 Enterprise Value Adjustments (-) Investments (Using Cost Accounting Method) $(20) $(20) Includes Smart Asset (-) Investments (Using Equity Accounting Method) (10) (10) Includes Osbourne Partners and Beryllus (+) Contingent Liabilities (Earnouts from Acquisitions to Date) 189 189 Per 9/30/2022 Balance Sheet (+) NPV of Existing TRA¹ 138 138 Stone Point and 5 NEOs comprise 19% Enterprise Value With Non-Transaction Adjustments $ 5,288 $ 6,861 Transaction Adjustments (+) NPV of TRA Triggered by Change of Control $ 0 $ 156 GS estimate based on management provided estimates Enterprise Value With All Adjustments $ 5,288 $ 7,017